EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-287118, 333-279240, 333-281265, 333-277617, 333-271794, and 333-251250) and Form S-3 (Nos. 333-289361, 333-271974, 333-260783, and 333-249779) of Claritev Corporation of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 26, 2026